Exhibit 99

                       RPC, Inc. Reports Stock Buyback

    ATLANTA, Jan. 9 /PRNewswire-FirstCall/ -- RPC, Inc. (NYSE: RES) today reported that during its fiscal quarter ended December 31, 2003, it had purchased for cash on the open market, and retired, a total of 102,800 shares of its $0.10 par value common stock under its stock buyback program. The stock buyback program authorizes the repurchase of up to two million shares.
    RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services, and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at www.rpc.net .

    For information contact:
    BEN M. PALMER                             JIM LANDERS
    Chief Financial Officer                   Corporate Finance
    404.321.2140                              404.321.2162
    irdept@rpc.net

SOURCE  RPC, Inc.
    -0-                             01/09/2004
    /CONTACT: Ben M. Palmer Chief Financial Officer, +1-404-321-2140, or irdept@rpc.net, or Jim Landers, Corporate Finance, +1-404-321-2162, both of RPC, Inc./
    /Web site:  http://www.rpc.net/
    (RES)

CO:  RPC, Inc.
ST:  Georgia
IN:  OIL
SU: